                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ADS POWER RESOURCE, INC.,

                            THE SHAREHOLDERS THEREOF,

                          ADS ACQUISITION COMPANY, INC.

                                       AND

                                 MAGNETEK, INC.





                            DATED AS OF MARCH 2, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I         DEFINITIONS.....................................................................................1
         1.01     Certain Definitions.............................................................................1
         1.02     Index of Other Defined Terms....................................................................1

ARTICLE II        THE MERGER......................................................................................3

         2.01     Closing.........................................................................................3
         2.02     The Merger......................................................................................3
         2.03     Consummation of the Merger; Effects of Merger...................................................3
         2.04     Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving
                  Corporation.....................................................................................4
         2.05     Directors and Officers of the Surviving Corporation.............................................4
         2.06     Conversion of Outstanding Capital Stock.........................................................4
         2.07     Dissenter's Rights..............................................................................6
         2.08     Exchange of Certificates........................................................................6
         2.09     Calculation of Closing Equity...................................................................7
         2.10     Post-Closing Purchase Price Adjustments.........................................................8

ARTICLE III       REPRESENTATIONS REGARDING SHARES................................................................9

         3.01     Title...........................................................................................9
         3.02     Authority; Enforceability.......................................................................9

ARTICLE IV        REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...........................................10

         4.01     Existence and Power............................................................................10
         4.02     Authorization..................................................................................10
         4.03     Capital Stock..................................................................................11
         4.04     Subsidiaries...................................................................................11
         4.05     Governmental Authorization.....................................................................11
         4.06     Non-Contravention..............................................................................11
         4.07     Financial Statements; Undisclosed Liabilities..................................................12
         4.08     Absence of Certain Changes.....................................................................13
         4.09     Properties; Material Leases; Tangible Assets...................................................14
         4.10     Affiliates.....................................................................................14
         4.11     Litigation.....................................................................................15
         4.12     Material Contracts.............................................................................15
         4.13     Permits; Required Consents.....................................................................17
         4.14     Compliance with Applicable Laws................................................................17
         4.15     Employment Agreements; Change in Control; and Employee Benefits................................17
         4.16     Labor and Employment Matters...................................................................19

         4.17     Intellectual Property..........................................................................20
         4.18     Advisory Fees..................................................................................20
         4.19     Environmental Compliance.......................................................................20
         4.20     Insurance......................................................................................21
         4.21     Tax Matters....................................................................................21
         4.22     Accuracy of Representations....................................................................23
         4.23     Relations with Suppliers and Customers.........................................................23
         4.24     Absence of Certain Business Practices..........................................................23
         4.25     Condition of Tangible Assets and Inventories...................................................23
         4.26     Bank Accounts..................................................................................23
         4.27     Product Liability..............................................................................24

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION SUB...............................24

         5.01     Organization and Existence.....................................................................24
         5.02     Corporate Authorization........................................................................24
         5.03     Governmental Authorization.....................................................................25
         5.04     Non-Contravention..............................................................................25
         5.05     Litigation.....................................................................................25

ARTICLE VI        [INTENTIONALLY OMITTED]........................................................................25


ARTICLE VII       COVENANTS OF ALL PARTIES.......................................................................25

         7.01     Further Assurances.............................................................................25
         7.02     Confidentiality; Public Announcements..........................................................26
         7.03     HSR Act Compliance.............................................................................26
         7.04     NYSE Listing...................................................................................25
         7.05     Shareholders Agreement.........................................................................26

ARTICLE VIII  CONDITIONS TO CLOSING..............................................................................26

         8.01     Conditions to Obligation of the Parent and Acquisition Sub.....................................26
         8.02     Conditions to Obligation of the Company and the Principal Shareholders.........................30

ARTICLE IX        INDEMNIFICATION................................................................................31

         9.01     Agreement to Indemnify.........................................................................31
         9.02     Survival of Representations, Warranties and Covenants..........................................33
         9.03     Claims for Indemnification.....................................................................33
         9.04     Defense of Claims..............................................................................34
         9.05     Appointment of the Representative..............................................................35

ARTICLE X         TERMINATION....................................................................................36

         10.01    Grounds for Termination........................................................................36

         10.02    Effect of Termination..........................................................................37

ARTICLE XI        MISCELLANEOUS..................................................................................37

         11.01    Notices........................................................................................37
         11.02    Amendments; No Waivers.........................................................................38
         11.03    Expenses.......................................................................................39
         11.04    Successors and Assigns.........................................................................39
         11.05    Governing Law..................................................................................39
         11.06    Counterparts; Effectiveness....................................................................39
         11.07    Entire Agreement...............................................................................39
         11.08    Captions.......................................................................................39
         11.09    Severability...................................................................................39
         11.10    Construction...................................................................................40
         11.11    Cumulative Remedies............................................................................40
         11.12    Third Party Beneficiaries......................................................................40
         11.13    Waiver of Trial by Jury........................................................................40

                                    EXHIBITS

Exhibit A                  Certain Definitions
Exhibit B                  Form of Letters of Transmittal
Exhibit C                  Financial Statements
Exhibit D                  Form of Noncompetition Agreement
Exhibit E1                 Form of Ratner Employment Agreement
Exhibit E2                 Form of Hogan Employment Agreement
Exhibit F                  Form of Escrow Agreement
Exhibit G                  Form of Opinion of Counsel to Company
                           and Shareholders
Exhibit H                  Form of Opinion of General Counsel to Parent and Acquisition Sub
Exhibit I                  Form of Registration Rights Agreement



                                    SCHEDULES

Schedule 2.06              Stock Portions, Cash Portions, Escrow Amounts
Schedule 3.01              Share Encumbrances
Schedule 3.02              Shareholders
Schedule 4.01              Incorporation; Qualification to do Business
Schedule 4.03              Capital Stock
Schedule 4.05              Governmental Authorization
Schedule 4.06              Non-Contravention
Schedule 4.07(b)           Accounting Policies
Schedule 4.07(c)           Undisclosed Liabilities
Schedule 4.07(d)           Closing Date Debt
Schedule 4.07(e)           Accounts Receivable
Schedule 4.07(f)           Accounts Payable and Inventory
Schedule 4.07(h)           Backlog of Orders
Schedule 4.08              Absence of Certain Changes
Schedule 4.08(h)           Company Credit Card Policy
Schedule 4.09(a)           Encumbrances on Property
Schedule 4.09(b)           Real Property
Schedule 4.10              Related Party Transactions
Schedule 4.11              Litigation
Schedule 4.12(a)           Scheduled Contracts
Schedule 4.12(b)           Valid and Binding Contracts; Required Contractual Consents
Schedule 4.13(a)           Permits
Schedule 4.13(b)           Required Consents; Validity of Permits
Schedule 4.14              Compliance with Applicable Law
Schedule 4.15(a)           Employment Agreements
Schedule 4.15(b)           Benefit Plans
Schedule 4.15(c)           Employee Pension Benefit Plans
Schedule 4.16(a)           Organizational Efforts
Schedule 4.16(b)           Labor Disputes

Schedule 4.16(e)           Employees
Schedule 4.17              Intellectual Property Rights
Schedule 4.18              Advisors
Schedule 4.19(a)           Environmental Permits
Schedule 4.19(b)           Compliance with Environmental Law
Schedule 4.19(c)           Continuing Compliance with Environmental Law
Schedule 4.20              Insurance Policies
Schedule 4.21              Tax Matters
Schedule 4.26              Bank Accounts
Schedule 4.27              Product Liability

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of March 2, 2001, is by and among ADS Power Resource, Inc., a Texas corporation (the "COMPANY"), the shareholders of the Company listed on the signature page hereto (each, a "SHAREHOLDER," and collectively, the "SHAREHOLDERS"), ADS Acquisition Company, Inc., a Delaware corporation ("ACQUISITION SUB"), and MagneTek, Inc., a Delaware corporation and owner of all of the issued and outstanding stock of Acquisition Sub (the "PARENT").

                              W I T N E S S E T H:

     WHEREAS, the Parent has formed Acquisition Sub for the purposes of having the Company merge with and into Acquisition Sub (the "MERGER") and acquiring the Company as a wholly-owned subsidiary;

     WHEREAS, the Boards of Directors of Acquisition Sub and the Company, and the Parent on its own behalf and as the sole shareholder of Acquisition Sub, have each approved the terms of the Merger; and

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The terms contained in EXHIBIT A, as used in this Agreement or in any exhibit or schedule hereto, shall have the meanings set forth in EXHIBIT A.

     1.02 INDEX OF OTHER DEFINED TERMS. In addition to the terms defined in EXHIBIT A, the following terms shall have the respective meanings given thereto in the sections indicated below:

DEFINED TERM              SECTION             DEFINED TERM                 SECTION
2000 Balance Sheet        4.07(a)             Closing Date                 2.01(a)
Acquisition Sub           Preamble            Company                      Preamble
Annual Statements         4.07(a)             Company Indemnitees          9.01(b)
Buyer Indemnitees         9.01(a)             Deductible                   9.01(e)
Cash Consideration        2.06(a)             Dissenting Shares            2.07
Cash Escrow Amount        2.06(a) (ii)        Effective Time               2.03
Cash Portion              2.06                Employees                    4.16(e)
Certificates              2.06(a)             Employment Agreements        4.15(a)
Closing                   2.01(a)             Encumbrances                 4.09(a)


DEFINED TERM                                    SECTION
Equity Securities                               4.03(b)
Excluded Shares                                 2.06
Final Calculation                               2.10
Financial Statements                            4.07(a)
First Choice                                    2.10
Intellectual Property Rights                    4.17
Interim Statements                              4.07(a)
Letter of Transmittal                           2.08(a)
Merger                                          Recitals
NYSE                                            5.06
Option                                          2.09
Outside Date                                    10.01(d)
Overlap Period                                  9.01(a)(3)
Parent                                          Preamble
Parent Common Stock                             2.06
Permits                                         4.13(a)
Post-Closing Payment Date                       2.11(a)
Shareholder(s)                                  Preamble
Stock Escrow Amount                             2.06(a)(ii)
Proceedings                                     4.11
Proposed Calculation                            2.10
Real Property                                   4.09(b)
Recalls                                         4.27(b)
Representative                                  9.05(a)
Required Consents                               4.13(b)
Required Governmental Approval                  4.13(b)
Scheduled Contracts                             4.12(a)
Selected Firm                                   2.10
Share Encumbrances                              3.01
Shares                                          4.03(a)
Stock Consideration                             2.06(a)
Stock Portion                                   2.06
Surviving Corporation                           2.02

                                   ARTICLE II

                                   THE MERGER

     2.01 CLOSING.

     (a) Upon the terms and subject to the conditions of this Agreement, the closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Suite 1100, Dallas, Texas, effective on the commencement of business on the second Business Day after the last of the conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date and time as to which Parent, the Company, the Representative and Acquisition Sub may agree in writing (the "CLOSING DATE").

     (b) At the Closing, Parent shall deliver to the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, the Escrowed Shares and the Escrowed Cash. The parties hereto agree that the Escrowed Shares and the Escrowed Cash shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement and shall be released in accordance with the terms of the Escrow Agreement. The shares of Parent Common Stock constituting the Escrowed Shares shall be registered in the name of the Escrow Agent as nominee for the Shareholders, beneficially owned by such Shareholders and held in escrow pursuant to the Escrow Agreement.

     2.02. THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger, and in accordance with the DGCL and the Texas Code, at the Effective Time, the Company shall be merged with and into Acquisition Sub pursuant to the Agreement of Merger, with Acquisition Sub as the surviving corporation (in such capacity, the "SURVIVING CORPORATION"), the separate existence of the Company shall thereupon cease and Acquisition Sub, as the Surviving Corporation in the Merger, shall continue its corporate existence under the laws of the State of Delaware.

     2.03 CONSUMMATION OF THE MERGER; EFFECTS OF MERGER. Pursuant to the DGCL and the Texas Code, the parties hereto shall cause the Agreement of Merger to be filed on the Closing Date in the offices of the Secretaries of State for the States of Delaware and Texas. The Merger shall become effective immediately upon the filing of the Agreement of Merger and related certificates with the office of the Secretaries of State for the States of Delaware and Texas in accordance with the DGCL and the Texas Code (the date and time of such filing being the "EFFECTIVE TIME") or such later time as is specified in the Agreement of Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the Texas Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     2.04 CERTIFICATE OF INCORPORATION; BYLAWS OF THE SURVIVING CORPORATION. The certificate of incorporation and bylaws of Acquisition Sub, as in effect on the Effective Time, shall be (until amended or repealed as provided by law) the certificate of incorporation and bylaws of the Surviving Corporation, respectively, as of the Effective Time.

     2.05 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Surviving Corporation as of the Effective Time shall be the directors and officers of Acquisition Sub immediately prior to the Effective Time until their successors are elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     2.06 CONVERSION OF SHARES.

     (a) CONVERSION. (i) At the Effective Time, the issued and outstanding shares of Common Stock held by a Shareholder immediately prior to the Effective Time (other than (i) shares of Common Stock held by Parent, Acquisition Sub or any other subsidiary of Parent, and (ii) Dissenting Shares as to which the right to demand payment of fair value has been perfected under Texas Code (collectively, the "EXCLUDED SHARES")) shall, by virtue of the Merger and without any action on the part of Acquisition Sub, Company or the Shareholder, be converted into the right to receive such Shareholder's Pro Rata Portion of the total "MERGER CONSIDERATION", which Merger Consideration shall in the aggregate comprise:

          (A) 597,691 shares of Parent's common stock ("PARENT COMMON STOCK"), $0.01 par value per share (the "STOCK CONSIDERATION"); and

          (B) cash, without interest, an amount equal to Eight Million Eight Hundred Twenty-Seven Thousand Seven Hundred Dollars ($8,827,700) (the "CASH CONSIDERATION"). Each Shareholder will receive its Pro Rata Portion of the remainder which results when the amounts to be paid to holders of Options pursuant to Section 2.09 hereof is subtracted from the Cash Consideration.

     Each Shareholder's Pro Rata Portion of the Merger Consideration shall be payable to the Shareholder in a number of shares of Parent Common Stock (the "STOCK PORTION") and an amount of cash (the "CASH PORTION") as set forth opposite such Shareholder's name on SCHEDULE 2.06. The sum of a Shareholder's Stock Portion and such Shareholder's Cash Portion shall equal such Shareholder's Pro Rata Portion of the Merger Consideration as nearly as possible. To the extent a precise allocation on the basis of a Shareholder's Pro Rata Portion would result in fractional shares of Common Stock being issued to such Shareholder, the number of shares constituting a Shareholder's Stock Portion shall be rounded to the nearest full share.

     (ii) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Excluded Shares) shall at the Effective Time no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares of Common Stock ("CERTIFICATES") shall thereafter represent the right to receive only the portion of the Merger Consideration allocable to such share. The Shareholders shall cease to have any rights with respect to the shares of Common Stock previously represented by Certificates, except as otherwise provided herein or by law. Such Shareholders shall exchange Certificates previously evidencing such shares of Common Stock for (A) certificates evidencing that number of shares of Parent Common Stock equal to the remainder that results when (1) such Shareholder's Stock Escrow Amount (as defined below), if any, is subtracted from
(2) such Shareholder's Stock Portion and (B) an amount of cash equal to the remainder that results when (1) such Shareholder's Cash Escrow Amount (as defined below), if any, is subtracted from (2) such Shareholder's Cash Portion calculated in accordance with this Section 2.06, without interest, and in each case upon the surrender of and as consideration for such Certificates in accordance with the provisions of Section 2.08.

     The "CASH ESCROW AMOUNT" means the portion of a Shareholder's Cash Portion that will be deposited with the Escrow Agent as Escrowed Cash as set forth on
SCHEDULE 2.06. The "STOCK ESCROW AMOUNT" means the portion of a Shareholder's Stock Portion that will be deposited with the Escrow Agent as Escrowed Shares as set forth on SCHEDULE 2.06.

          (b) Each share of Common Stock that is issued and outstanding immediately prior to the Effective Time and owned by the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

          (c) Each share of the common stock, par value $0.01 per share, of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and continue to be one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, so that after the Effective Time Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation's common stock.


          (d) No other shares of capital stock of the Company shall be issued in, or shall be outstanding immediately after, the Merger. Except as provided in
Section 2.06(c), no shares of stock of Acquisition Sub shall be issued in, or shall be outstanding after, the Merger.

          (e) The Shareholders and the Representative acknowledge that the shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

     2.07 DISSENTER'S RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any shares of Common Stock held by a Shareholder who has demanded and perfected such Shareholder's right to demand payment of the fair value of such shares in accordance with the Texas Code and who, as of the Effective Time, has not effectively withdrawn or lost such right to demand payment of the fair value of such shares (the "DISSENTING SHARES"), if any, shall not be converted into the Merger Consideration allocable to such share but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Texas Code. The Company shall give the Parent and Acquisition Sub prompt notice of any demand received by the Company for payment of the fair value of Dissenting Shares, and the Parent and Acquisition Sub shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of the Parent and Acquisition Sub, or as required under the Texas Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each holder of Dissenting Shares who, pursuant to the provisions of the Texas Code, becomes entitled to payment of the fair value for shares of Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such Shareholder of a certificate or certificates representing shares of the Common Stock, the portion of the Merger Consideration to which such Shareholder would otherwise be entitled under this
Article II less the Shareholder's Pro Rata Portion of the Escrowed Cash and Escrowed Shares deposited in the escrow fund created under the Escrow Agreement, subject to the terms and conditions thereof.

     2.08 EXCHANGE OF CERTIFICATES.

          (a) Upon the surrender to the Surviving Corporation of each Certificate representing shares of Common Stock and a duly executed and completed Letter of Transmittal, substantially in the form of EXHIBIT B hereto (each, a "LETTER OF TRANSMITTAL") related thereto, the Certificate so surrendered shall forthwith be canceled and the holder of such Certificate shall be entitled to receive in exchange therefor (i) a check representing that amount in cash as determined pursuant to the provisions of Section 2.06(a)(ii), (ii) a certificate representing that number of shares of Parent Common Stock as determined pursuant to the provisions of Section 2.06(a)(ii), which shall be delivered to the Shareholder, and (iii) a certificate representing that number of shares of Parent Common Stock that constitute such Shareholder's Stock Escrow Amount, which pursuant to Section 2.01(b) shall be delivered to the Escrow Agent as nominee for such holder. If such delivery of the Certificate representing Common Stock and the Letter of Transmittal occurs following the Post-Closing Payment Date, Parent and the Surviving Corporation may take the adjustments specified in Section 2.11 into account in determining the cash and shares of Parent Common Stock to delivered pursuant to this Section 2.08(a).

          (b) No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this Section 2.08, each Certificate shall represent for all purposes whatsoever only the right to receive the Merger Consideration applicable thereto, without any interest thereon.

          (c) If any consideration is to be paid to a Person other than the Person in the name of which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that: (A) the Certificate so surrendered shall be properly endorsed or otherwise in proper form to evidence and effect the transfer to such Person or Persons as reasonably determined by Parent, (B) a signature guaranty must be provided and (C) the Person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of such consideration to a Person other than that of the registered holder of the Certificate so surrendered, or such Person shall establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any shares of Common Stock. If, after the Effective Time, Certificates previously representing the Common Stock are presented to the Surviving Corporation, they shall be canceled, delivered to the Surviving Corporation and exchanged for the applicable Merger Consideration, as provided in this Article II.

          (e) The Company shall request each Shareholder to submit to the Parent, not later than two (2) Business Days prior to Closing, instructions for delivery of the applicable Merger Consideration. The Company shall also request each such Shareholder to tender all certificates or agreements representing shares of Common Stock held by such Shareholder and, concurrently with the Merger, all such certificates and agreements shall be marked as canceled and surrendered to the Surviving Corporation. The Company shall concurrently instruct each Shareholder to execute and deliver a Letter of Transmittal.

          (f) No later than two (2) Business Days prior to the Closing, the Company shall deliver to the Parent a certificate setting forth (i) the Company's computation of the Stock Consideration and (ii) a schedule setting forth how the Merger Consideration will be distributed, including wire instructions in the case of payments to be made at Closing by wire transfer. At the Closing, and upon the surrender by each Shareholder of all of such Shareholder's Certificates and agreements representing shares of Common Stock in accordance with this Section 2.08(f), along with a duly executed and delivered Letter of Transmittal related thereto, the Parent shall pay the Merger Consideration to the respective Shareholders, in each case in accordance with
SCHEDULE 2.06 and the payment instructions delivered to the Parent by the Company, and provided that such certificate provides for the allocation of Merger Consideration to each Shareholder based on such holder's Pro Rata Portion and the provisions of SCHEDULE 2.06 and Section 2.06(a)(ii).

     2.09 STOCK OPTIONS.

          (a) Prior to the Effective Time, the holders of each outstanding option to purchase Common Stock (an "OPTION") shall consent to the cancellation of such holder's Options. At the Effective Time, each outstanding Option shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holder of such Options shall receive a cash payment from the Company equal to the product of (i) the difference between $4.34 and the exercise price of his Option multiplied by (2) the number of shares of Common Stock subject to such Option. The aggregate amount of all payments to holders of Options pursuant to this

Section 2.09 shall equal $1,655,400 (One Million Six Hundred Fifty-Five Thousand Four Hundred Dollars).

          (b) Prior to the Effective Time, the Company shall (i) take all steps to terminate the Company's stock option plans and all outstanding Options effective at the Effective Time and (ii) obtain all written consents from holders of Options to the cancellation of such holder's Options to take effect at the Effective Time.

     2.10 CALCULATION OF CLOSING EQUITY. Within one hundred twenty (120) days after the Closing Date, Parent or the Surviving Corporation, with the assistance of their representatives, will prepare and present to the Representative a calculation of the Closing Equity (the "PROPOSED CALCULATION"). The parties agree that the Proposed Calculation shall be prepared so that it presents fairly the Closing Equity in accordance with GAAP, applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b) hereto); provided, however, that to the extent GAAP would require a reduction in the Closing Equity as a result of the payment to Option holders required by
Section 2.09, no such reduction will be made. The Proposed Calculation shall be binding upon the parties to this Agreement unless the Representative gives written notice of disagreement with any of the values or amounts contained therein to Parent or the Surviving Corporation within sixty (60) days after receipt of the Proposed Calculation, specifying in reasonable detail the nature and extent of such disagreement. If Parent and the Surviving Corporation, on the one hand, and the Representative, on the other hand, mutually agree upon the Proposed Calculation within sixty (60) days after the delivery of such notice by Parent or Acquisition Sub, such agreement shall be binding upon the parties to this Agreement. If Parent and the Surviving Corporation, on the one hand, and the Representative, on the other hand, are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to Arthur Andersen LLP (the "FIRST CHOICE") or, if such firm is not available, such other independent accounting firm of national reputation selected by the mutual agreement of the Parent and the Surviving Corporation, on the one hand, and the Representative, on the other hand (the "SELECTED FIRM") and the resolution of that disagreement shall be final and binding upon the parties hereto for purposes of this Agreement; PROVIDED, HOWEVER, that the Selected Firm shall not be a firm retained by Parent, the Surviving Corporation or the Company within the previous five (5) calendar years. The First Choice or Selected Firm, as applicable, shall use GAAP applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b) hereto), and shall present findings of fact in writing. If the Parent and the Surviving Corporation, on the one hand, and the Representative, on the other hand, cannot agree on the Selected Firm, it shall be chosen by the First Choice and shall be a nationally recognized independent accounting firm. The Proposed Calculation as finally determined is referred to herein as the "FINAL CALCULATION." The fees and disbursements of the First Choice or the Selected Firm, as the case may be, shall be paid as follows: (y) Parent shall pay fifty percent (50%) and (z) each Shareholder shall pay its respective Pro Rata Portion of fifty percent (50%), subject to the terms and conditions of the Escrow Agreement.

     2.11 POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

          (a) If the Closing Equity as set forth in the Final Calculation is LESS than Four Million Two Hundred Twenty-One Thousand Three Hundred Thirteen Dollars ($4,221,313),
then, promptly, but in no event later than fifteen (15) Business Days after the final determination of the Final Calculation (the "POST-CLOSING PAYMENT DATE"), the Shareholders, in their respective Pro Rata Portions, shall reimburse to Parent an amount equal to such shortfall (together with interest on such shortfall at the Reference Rate from the Closing Date until the Post-Closing Payment Date (or, if earlier, date of such reimbursement)) in cash in immediately available funds by wire transfer to a bank account designated in writing by Parent prior to the due date thereof. In the event that the Shareholders shall fail to pay to Parent an amount referred to in the immediately preceding sentence within such fifteen (15) Business Day period, Parent shall be entitled to recover such amount from the Escrowed Cash pursuant to the Escrow Agreement, subject to the terms and conditions thereof.

          (b) If the Closing Equity as set forth in the Final Calculation is GREATER than Four Million Two Hundred Twenty-One Thousand Three Hundred Thirteen Dollars ($4,221,313), then, promptly, but in no event later than the Post-Closing Payment Date (or, if later, the date the Shareholder delivers the Certificate representing Common Stock and the duly executed and completed Letter of Transmittal as provided in Section 2.08(a)), the Parent shall deliver to the Shareholders an aggregate amount equal to such excess (together with interest on such excess at the Reference Rate from the Closing Date until the Post-Closing Payment Date (or, if earlier, date of such reimbursement)) in cash in immediately available funds by wire transfer to the bank accounts designated in writing by the Shareholders prior to the due date thereof, with each Shareholder receiving its Pro Rata Portion of the such amount.

          (c) Any amounts due on the Post-Closing Payment Date pursuant to Sections 2.11(a) or (b) will be netted against or with any amounts identified, as of such date, as being due and payable under Article IX hereof.

                                   ARTICLE III

                        REPRESENTATIONS REGARDING SHARES

     As inducement to Parent and Acquisition Sub to enter into this Agreement and to consummate the transactions contemplated herein, the Shareholders hereby represent and warrant, as of the date of this Agreement and as of the Closing Date, to the Parent and Acquisition Sub as follows with respect to themselves and the Shares indicated on SCHEDULE 4.03 as being owned by them:

     3.01 TITLE. Each Shareholder is the sole record and beneficial owner of the issued and outstanding Shares described on SCHEDULE 4.03 as being owned by such Shareholder. Except as disclosed on SCHEDULE 3.01 pursuant to this Agreement, such Shares are free and clear of all liens, charges, claims, options, pledges, rights of other parties, voting trusts, proxies, shareholder or similar agreements, encumbrances or restrictions of any nature whatsoever (collectively, "SHARE ENCUMBRANCES"). Each Shareholder has the full and unrestricted right, power and authority to enter into this Agreement and consummate the transactions hereunder.

     3.02 AUTHORITY; ENFORCEABILITY. Each Shareholder now has, and at the Closing will have, full right and power and all authorizations and approvals required by Applicable Law, and by any agreement or instrument to which each Shareholder is a party, to enter into this

Agreement and consummate the transactions hereunder. This Agreement is legally binding on and enforceable against each Shareholder in accordance with its terms. The execution, delivery and performance of this Agreement by each Shareholder and the consummation by each Shareholder of the transactions contemplated hereby (x) do not require the consent, waiver, approval, license or other authorization of any Person, except those which have been or will be prior to the Closing duly obtained and which are listed on SCHEDULE 3.02 with respect to such Shareholder, (y) do not violate, with or without the giving of notice or the passage of time or both, any Applicable Law which violation would in any way adversely affect such Shareholder or the Company, and (z) do not conflict with, result in the termination of any provisions of, or constitute a default under, or accelerate any obligations arising under, or result in the creation of any Share Encumbrance pursuant to, or otherwise adversely affect, any lease, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which such Shareholder is a party or by which such Shareholder or any of his assets is bound, which conflict, termination, default, acceleration, Share Encumbrance or other event would in any way adversely affect the consummation of the transactions contemplated hereunder or the Company.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

     As inducement to the Parent and Acquisition Sub to enter into this Agreement and to consummate the transactions contemplated herein, the Company and the Shareholders hereby represent and warrant, jointly and severally, as of the date of this Agreement and as of the Closing Date, to the Parent and Acquisition Sub.

     4.01 EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state set forth after the Company's name on SCHEDULE 4.01 hereto and has all corporate power and all governmental licenses, governmental authorizations, governmental consents and governmental approvals required to own and carry on the Business as now conducted by it. The Company is not required to be qualified to conduct business in any state other than: (a) the states set forth with respect to the Company in
SCHEDULE 4.01, in which states the Company is duly qualified to do business and in good standing, and (b) such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Copies of the Company's articles of incorporation (certified by the Secretary of State of the State of Texas) and bylaws (certified by its corporate secretary), and all amendments thereto, heretofore delivered to Parent are accurate and complete as of the date hereof.

     4.02 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation thereby of the transactions contemplated hereby are within the Company's powers and have been duly authorized by all necessary corporate action on its part, other than approval by the Shareholders. This Agreement has been duly and validly executed by the Company and the Shareholders and constitutes the legal, valid and binding agreement of the Company and the Shareholders enforceable against each of them in accordance with its terms.

     4.03 CAPITAL STOCK.

          (a) The authorized, issued and outstanding capital stock of the Company (the "SHARES") (including shares reserved for issuance upon the exercise of options granted under any stock option plan of the Company) is as set forth in SCHEDULE 4.03. Each of the Shares is owned by the Shareholder described on
SCHEDULE 4.03.

          (b) All such Shares have been duly authorized and validly issued and are validly outstanding, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of third parties. Except as provided in SCHEDULE 4.03, the Company does not hold any of its issued and outstanding Shares in its treasury. Except as set forth in SCHEDULE 4.03, there are not, and in all events on the Closing Date there will not be, outstanding
(i) any options, warrants, rights of first refusal or other rights to purchase or receive from the Company or the Shareholders any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company (such shares, options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "EQUITY SECURITIES"). There is no contract, right or option outstanding to require the Company to redeem, purchase or otherwise reacquire any Equity Securities of the Company, and there are no preemptive rights with respect to any Equity Securities of the Company.

     4.04 SUBSIDIARIES. The Company does not directly or indirectly own, and has not since January 1, 1990 directly or indirectly owned, any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic.

     4.05 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company and the Shareholders of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing and recordation of the Agreement of Merger pursuant to the DGCL and the Texas Code and (c) the actions, consents, approvals or filings set forth on SCHEDULE 4.05 hereto. To the Knowledge of the Company, there are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Required Consents.

     4.06 NON-CONTRAVENTION. Except as set forth on SCHEDULE 4.06, the execution, delivery and performance of this Agreement by the Company and the Shareholders do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company; (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Company, Shareholders, the Business or the Shares; (c) result in the creation or imposition of any Lien or any Tax on any of the assets of the Company; or (d) conflict with, result in the termination of any provision of, constitute a default under, accelerate or increase any obligations under, result in the creation of any Encumbrance upon any of the Shares or any assets of the Company pursuant to, or otherwise adversely affect, any order, judgment, decree, statute, deed of trust, indenture or other material agreement or instrument or any other restriction of any kind or character to which the Company or any Shareholder is a party or by which the Shares, the Company or any of its assets are bound or by which any Shareholder is bound.

     4.07 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) Attached hereto as EXHIBIT C are true and complete copies of the balance sheets and related statements of operations and shareholders equity and of cash flow for the Company for the fiscal year ended as of September 30, 1998, 1999 and 2000, in each case audited by Smith, Jackson, Cooper & Daniell, PLLC (the "ANNUAL STATEMENTS"), and the balance sheet and related statements of operations for the three months ended December 31, 2000 (the "INTERIM STATEMENTS," and, together with the Annual Statements, the "FINANCIAL Statements"). The September 30, 2000 balance sheet included in EXHIBIT C attached hereto constitutes one of the Financial Statements and is referred to herein as the "2000 BALANCE SHEET."

          (b) Each of the Financial Statements has been prepared based on the books and records of the Company in accordance with GAAP and the Company's normal accounting practices, consistent with past practices and each other, which practices are summarized on SCHEDULE 4.07(b) hereto. Each of the Financial Statements (i) presents fairly the financial condition, results of operations and statements of cash flow of the Company as of the dates indicated or the periods indicated; (ii) contains and reflects all necessary adjustments, accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statement; (iii) to the extent applicable, contains and reflects adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Company, contains and reflects adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts; PROVIDED, HOWEVER, that in each case the Interim Statements are subject to the normal year end adjustments described in SCHEDULE 4.07(b).

          (c) Except as set forth on SCHEDULE 4.07(c), there are no Liabilities of the Company other than: (i) any Liability accrued as a Liability on the 2000 Balance Sheet and (ii) Liabilities incurred since the date of the 2000 Balance Sheet in the ordinary course of business that do not, and will not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Except as set forth on SCHEDULE 4.07(d) in respect of capitalized lease obligations, no Debt of the Company will be outstanding as of the Closing Date.

          (e) All accounts receivable of the Company are reflected properly on its books and records, and represent valid obligations arising from bona fide transactions in the ordinary course of business. To the Knowledge of the Company, such accounts receivable are subject to no defenses, claims or rights of setoff. Except as set forth in SCHEDULE 4.07(e), (i) no account debtor is delinquent in its payment by more than sixty (60) days, (ii) no account debtor has refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor is, to the Knowledge of the Company, insolvent or bankrupt, and (iv) no account receivable is pledged to any third party.

          (f) Except as disclosed in SCHEDULE 4.07(f), the Company has (i) discharged its accounts payable and other current liabilities and obligations relating to the business and operations of the Company in accordance with GAAP and consistent with the Company's past practices, but in any event in all cases before materially past due (except when in BONA FIDE dispute as described on SCHEDULE 4.07(f)) and (ii) purchased and maintained inventory in an amount and of a type and character in accordance with GAAP, consistent with the Company's past practices and the reasonable requirements of the business and operations of the Company.

          (g) The Company has maintained (and given Parent, Acquisition Sub and its agents access to) its books, records and accounts, which are complete and correct in all material respects and accurately reflect the activities of the Company in all material respects, and which have been kept in accordance with sound business practices. The copies of the minute books and similar records of the Company previously delivered to Parent contain accurate and complete records of all material actions previously taken by the shareholders, board of directors and committees of the board of directors of the Company.

          (h) SCHEDULE 4.07(h) describes the Company's backlog of orders from customers as of February 28, 2001.

     4.08 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 4.08 or as otherwise disclosed in this Agreement, since the date of the 2000 Balance Sheet, the Business has been conducted in the ordinary course, and there has not been:

          (a) any event, occurrence, state of circumstances or facts or change in the Company or in the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect;

          (b) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Company in connection with the Business or otherwise;

          (c) any (i) payments by the Company in respect of Debt of the Company or in satisfaction of any Liabilities of the Company related to the Business, other than in the ordinary course of business or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any assets reflected on the 2000 Balance Sheet, other than Permitted Liens;

          (d) any (i) commitment made, or any Contract entered into, by the Company, including any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets which exceed Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate, (ii) waiver, amendment, termination or cancellation of any Contract by the Company, or (iii) any relinquishment of any rights thereunder by the Company or of any other right or debt owed to the Company, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

          (e) any change in any compensation arrangement or agreement or the entering into of any compensation arrangement or agreement with any director, officer, shareholder or employee of the Company (other than promotions or merit increases in the ordinary course of business in accordance with past practices);

          (f) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by the Company of its current practices with regards to sales, receivables, payables or accrued expenses;

          (g) any sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of Ten Thousand Dollars ($10,000) in the aggregate other than in the ordinary course of business;

          (h) any loan to or guarantee or assumption of any loan or obligation on behalf of any director, officer, shareholder or employee of the Company, except travel advances occurring in the ordinary course of business and any amounts advanced in the ordinary course of business by virtue of use of a Company credit card in accordance with the Company's credit card policy set forth on SCHEDULE 4.08(h);

          (i) any distribution, dividend, bonus or other payment (other than payments of base salary to the Company's employees in the ordinary course of business, consistent with past practices) by the Company to any officer, director, shareholder or Affiliate of the Company;

          (j) any material damage to or loss of any material asset or material property, whether or not covered by insurance;

          (k) any change in employee relations which has or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the relationships between the employees and management of the Company; or

          (l) any agreement by or on behalf of the Company or any of the Shareholders to do any of the things described in this Section 4.08.

     4.09 PROPERTIES; MATERIAL LEASES; TANGIBLE ASSETS.

          (a) The Company has a good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of the tangible properties and assets reflected on the 2000 Balance Sheet except for such assets as have been sold, transferred or otherwise disposed of in the ordinary course of business since the date of such 2000 Balance Sheet. Except as disclosed in SCHEDULE 4.09(a), the Company holds title to each such property and asset free and clear of all Liens, adverse claims, or any other rights of others or other adverse interests of any kind (collectively, "ENCUMBRANCES"), except Permitted Liens.

          (b) SCHEDULE 4.09(b) sets forth a true and complete list of all real property owned or leased by the Company (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property.

     4.10 AFFILIATES. Except as set forth in SCHEDULE 4.10 or the notes to the Annual Statements for the fiscal year ending 2000 or 1999, respectively, neither the Company nor any Shareholders nor any of their related persons, nor, to the Knowledge of the Company, any of the officers or directors of the Company (or any family member of any such officer or director), now has or at any time subsequent to January 1, 1999, either directly or indirectly, had a material interest in:

          (a) any Person which furnishes or sells or during such period furnished or sold services or products to the Company or purchases or during such period purchased from the Company any goods or services, or otherwise does or during such period did business with the Company; or

          (b) any contract, commitment or agreement to which the Company is or during such period was a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject.

     4.11 LITIGATION. Except as disclosed on SCHEDULE 4.11, (i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "PROCEEDINGS") pending or, to the Knowledge of the Company, threatened, against or by the Company, any Affiliate of the Company, the Business or the Shares or which seeks to enjoin or rescind the transactions contemplated by this Agreement, nor, to the Knowledge of the Company, is there any valid basis for any such Proceeding; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming the Company or any Shareholder as an affected party or otherwise affecting the Business or the Shares nor, to the Knowledge of the Company, is there any valid basis for any order, judgment or decree. SCHEDULE 4.11 sets forth a description of the damages or other relief sought in all Proceedings described therein.

     4.12 MATERIAL CONTRACTS.

          (a) SCHEDULE 4.12(a) sets forth a complete list of all existing Contracts that are material to the Company or the Business (collectively with the Employment Agreements, the "SCHEDULED CONTRACTS"), including without limitation, the following:

               (i) each agreement or arrangement of the Company that requires or permits the other party thereto to require the payment or incurrence of Liabilities by the Company subsequent to the date of this Agreement of more than Twenty-Five Thousand Dollars ($25,000);

               (ii) all Contracts relating to, or evidences of, or guarantees of, or providing security for, Debt or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

               (iii) all license, sale, distribution, sales representative, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of products or services to which the Company is a party or by which it is otherwise bound;

               (iv) all agreements relating to an acquisition of a business or a product line or a disposition of a business or a product line and all partnership, joint venture, teaming arrangements or other similar Contracts, arrangements or agreements entered into by the Company since January 1, 1996 or currently in effect;

               (v) each agreement, arrangement, contract, commitment or obligation of the Company restricting or otherwise affecting the ability of the Company to compete in the Business or otherwise in any jurisdiction;

               (vi) all license or other agreements relating to the use of Intellectual Property Rights, except any of the foregoing related to the use of generally available computer software;

               (vii) forms of all warranty agreements, product guarantees or indemnity agreements currently in effect with respect to any of the services heretofore rendered or products heretofore sold by the Company;

               (viii) all contracts or agreements in effect on the date hereof with any customer of the Company or with its Affiliates, with respect to which, on a combined basis, to the Knowledge of the Company as of the date hereof, there is a reasonable probability of a loss at the gross margin level of Twenty-Five Thousand Dollars ($25,000);

               (ix) written contracts and other written agreements with any current or former officer, director, employee, consultant, agent or other representative having a remaining term of more than six (6) months from the date hereof or providing for an obligation to pay and/or accrue compensation of Twenty-Five Thousand Dollars ($25,000) or more per annum, or providing for the payment of fees or other consideration in excess of Twenty-Five Thousand Dollars ($25,000);

               (x) contracts and other agreements with any labor union or association representing any employee;

               (xi) contracts and other agreements for the purchase or sale of inventory, equipment or services that contain an escalation, renegotiation or redetermination clause or which cannot be canceled without liability, premium or penalty if written notice is given thirty (30) days prior to the effective date of the notice;

               (xii) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business and for a sale price exceeding Ten Thousand Dollars ($10,000) in any one case (or Fifty Thousand Dollars ($50,000) in the aggregate, in the case of any series of related contracts or other agreements) or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

               (xiii) performance bonds, completion bonds, bid bonds, suretyship agreements and similar instruments and agreements; and

               (xiv) all other existing contracts or agreements, not otherwise covered by clauses (i) through (xiii), which individually could reasonably be expected to be material to the Business or the Company.

          (b) The Company and the Shareholders have made true and correct copies of all Scheduled Contracts available to Parent and Acquisition Sub. Except as disclosed in SCHEDULE 4.12(b), each Scheduled Contract is a legal, valid and binding obligation of the Company and, to the best Knowledge of the Company, each other party thereto, enforceable against each such party thereto in accordance with its terms, and neither the Company nor, to the Knowledge of the Company, any other party thereto is in material default thereunder. SCHEDULE 4.12(b) sets forth all Required Contractual Consents.

          4.13 PERMITS; REQUIRED CONSENTS.

          (a) SCHEDULE 4.13(a) sets forth all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Business as currently operated (the "PERMITS").

          (b) SCHEDULE 4.13(b) lists each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under Applicable Law to be obtained by the Company or any Shareholder by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit, the violation or breach of, or a default under, any lease, commitment, note, indenture, mortgage, lien, instrument, plan, license or agreement, or the giving to others of any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to the Company, or otherwise (each, a "REQUIRED GOVERNMENTAL APPROVAL" and collectively with the Required Contractual Consents, the "REQUIRED CONSENTS"). Except as set forth in
SCHEDULE 4.13(b), each Permit is valid and in full force and effect in all material respects, and none of the material Permits will be terminated or become terminable or impaired in any material respect as a direct result of the transactions contemplated hereby.

     4.14 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in SCHEDULE 4.14, the Company has not violated or infringed, and is not in violation or infringement of, any Applicable Law in any material respects, or of any order, writ, injunction or decree of any Governmental Authority.

     4.15 EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL; AND EMPLOYEE BENEFITS.

          (a) SCHEDULE 4.15(a) sets forth a list of all written agreements providing for employment, consulting, severance pay, continuation pay, termination pay, director, officer or employee indemnification, nondisclosure, non-competition, or commission pay matters, or other similar agreements of any nature whatsoever, and a written summary of any oral agreements covering such matters (collectively, "EMPLOYMENT AGREEMENTS") between the Company, on the one hand, and any current or former shareholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, on the other hand, that are currently in effect. Except as set forth on SCHEDULE 4.15(a), there are no Employment Agreements or any other similar agreements to which the Company is a party under which the transactions contemplated by this Agreement
(i) will require any payment by the Company, Parent or Acquisition Sub or any consent or waiver from any person, or (ii) will result in any change in the nature of any rights of any person under any such Employment Agreement or other similar agreement. There are no noncompetition or nondisclosure agreements or similar agreements between any employee, officer or director of the Company, on the one hand, and any third party, on the other hand, or by which any such employee, officer or director is bound that has been breached, or may reasonably be expected to be breached, by the activities of such employee, officer or director on behalf of the Company.

          (b) SCHEDULE 4.15(b) sets forth all Benefit Plans of the Company. With respect to each such Benefit Plan, the Company and the Shareholders have made available to Parent and Acquisition Sub true and correct copies of (i) all governing instruments and related agreements, including a written description of any Benefit Plan not set forth in writing, (ii) the three (3) most recently filed Federal Form 5500 series, accountant's opinion and actuarial evaluation, if applicable, for each Employee Benefit Plan, (iii) the most recent IRS determination letter obtained with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code and (iv) the most recently prepared financial statements of each Benefit Plan.

          (c) Except as set forth on SCHEDULE 4.15(c), neither the Company, nor any of its ERISA Affiliates sponsors or, within the last five (5) years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan or any Employee Benefit Plan subject to
Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (d) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "parachute payment" within the meaning of Section 280G of the Code, and no individual shall accrue, receive or become entitled to any bonus, severance, termination allowance, change of control or similar payments; accelerated vesting; increased benefits; deemed satisfaction of goals or conditions; or forgiveness, extension or modification of debt, in each case as a direct result of the transactions contemplated by this Agreement.

          (e) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with Applicable Law, including, without limitation, ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Benefit Plan or any fiduciary thereof has participated in, engaged in or been a party to any non-exempt Prohibited Transaction. With respect to any Employee Benefit Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the Knowledge of the Company, is there a basis for any such claim and (ii) no officer, director or employee of the Company has committed a material breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than as set forth on SCHEDULE 4.11, there is no claim or proceeding pending, other than routine uncontested claims for benefits, or, to the Knowledge of the Company, threatened, involving any Benefit Plan by any Person, or by the IRS, the United States Department of Labor or any other Governmental Authority against such Benefit Plan or the Company or any ERISA Affiliate.

          (f) Each Benefit Plan can be amended or terminated at any time, without providing notice to, or obtaining consent from, any other party and without liability other than for benefits accrued as of the date of such amendment or termination. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Benefit Plan and Applicable Law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

          (g) The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. The Company is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan or any agreement or understanding, other than as required by Section 4980B of the Code.

     4.16 LABOR AND EMPLOYMENT MATTERS.

          (a) Except as set forth on SCHEDULE 4.16(a), no collective bargaining agreement exists that is binding on the Company and, except as described on
SCHEDULE 4.16(a), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. SCHEDULE 4.16(a) describes any organizational effort that, to the Knowledge of the Company, is currently being made or threatened or has been made since January 1, 1996 by or on behalf of any labor union to organize any employees of the Company.

          (b) Except as set forth on SCHEDULE 4.16(b), (i) there is no labor strike, slow down or stoppage pending or, to the Knowledge of the Company, threatened, against or directly affecting the Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the Knowledge of the Company, no claims therefor exist, and (iii) neither the Company nor any Shareholder nor any of their respective Affiliates has received any notice or has any Knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice, proceeding or breach of contract claim or discrimination complaint or charge or action with respect to claims of, or obligations to, any employee or group of employees of the Company.

          (c) If required under the Workers Adjustment and Retraining Notification Act or other applicable state law regulating plant closings or mass layoffs, the Company and each of its Affiliates have timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

          (d) The Company has complied in all material respects with all Applicable Laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, the federal Occupational Safety & Health Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities, and to the Knowledge of the Company, no circumstances exist that would be reasonably likely to give rise to any liability under any of the foregoing provisions.

          (e) SCHEDULE 4.16(e) sets forth a list of the names of all employees of the Company employed (the "EMPLOYEES") and indicates the current salary or wage rate of each Employee. All of such salaries, wages and benefits have been paid by the Company when due for all periods through the date hereof, and, as of the Closing Date, will have been paid by the Company when due for all periods through the Closing Date.

     4.17 INTELLECTUAL PROPERTY. SCHEDULE 4.17 sets forth a complete and correct list of (a) all intellectual property rights used by the Company or the Business that are material to the Business (the "INTELLECTUAL PROPERTY RIGHTS") and (b) all of the Company's express or implied licenses to use such Intellectual Property Rights. With respect to all Intellectual Property Rights which are material to the conduct of the Business in the manner that the Business is being conducted as of the date hereof and has heretofore been conducted, and except as set forth in SCHEDULE 4.17, (i) the Company either owns the entire right, title and interest in, to and under, or has acquired an express or an implied license to use, all such Intellectual Property Rights without payment to a third party or Affiliate of the Company or any Shareholder; (ii) no Proceedings have been instituted or are pending against the Company that involved or may involve a claim of infringement by any Person (including any Governmental Authority) of any such Intellectual Property Right; (iii) no such Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company, or restricting the licensing thereof by the Company to any Person; and (iv) the current use of such Intellectual Property Rights does not conflict with, infringe upon or violate any intellectual property rights of any Person.

     4.18 ADVISORY FEES. Except as set forth on SCHEDULE 4.18, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or any Shareholder who is entitled to any fee, commission or reimbursement of expenses from the Company, any Shareholder, the Parent or Acquisition Sub or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement or otherwise.

     4.19 ENVIRONMENTAL COMPLIANCE.

          (a) Except as disclosed in SCHEDULE 4.19(a), the Company has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law. SCHEDULE 4.19(a) sets forth all material permits, licenses and other authorizations issued under any Environmental Law relating to the Company or the Business.

          (b) Except as set forth in SCHEDULE 4.19(b), the Company is in compliance with all terms and conditions of all Permits of all Governmental Authorities (and all other Persons) required under all Environmental Laws that are used in the Business or that relate to the Company. The Company is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

          (c) Except as set forth in SCHEDULE 4.19(c), there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or the Business that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (iii) resulting from exposure to workplace hazards.

          (d) The Company has delivered to the Parent and Acquisition Sub all environmental documents, studies and reports available to the Company relating to: (i) any facilities or real property ever owned, operated or leased by the Company or (ii) any Environmental Liability of the Business or the Company.

          (e) To the Knowledge of the Company, no underground storage tanks, asbestos-containing materials or polychlorinated biphenyls have ever been located on property currently or formerly owned, operated or leased by the Company.

     4.20 INSURANCE. Set forth in SCHEDULE 4.20 is a complete and correct list of all insurance policies of any kind currently in force with respect to the Company or the Business and also sets forth for each policy the type of coverage, the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business similarly situated. All premiums on all such policies have been paid to date and the Company has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies.

     4.21 TAX MATTERS. Except as set forth on SCHEDULE 4.21:

          (a) the Company has timely filed all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all respects; none of such Tax Returns contains, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

          (b) all Taxes due and payable by the Company (whether or not shown on any Tax Return) have been timely paid in full; no liability for Taxes has been incurred since the end of the most recent period covered by the Financial Statements, other than Taxes incurred in the ordinary course of business in amounts that are consistent prior periods, adjusted to reflect changes in the operations of the Company; the Company has complied in all material respects with all rules and regulations relating to Taxes;

          (c) the Company has not received notice that the IRS or any other taxing authority has asserted against the Company any deficiency in Taxes or claim for additional Taxes in connection with any tax period;

          (d) all Tax deficiencies asserted or assessed against the Company have been paid or finally settled and no issue has been raised by the IRS or any other taxing authority in any examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period; no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes, other than Taxes not yet due and payable with respect to periods prior to the Closing; the Company is not a party to or bound by any closing or other agreement with any Governmental Authority with respect to Taxes;

          (e) there is no pending or, to the Knowledge of the Company, threatened, action, audit, proceeding or investigation with respect to (i) Taxes of the Company or (ii) a claim for refund made by the Company with respect to Taxes previously paid;

          (f) the Company has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party;

          (g) the Company has not waived any statute of limitations with respect to, or any extension of a period for the assessment of or the filing of a return with respect to, any Tax;

          (h) the Company has not been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; the Company has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; the Company has not been a distributor and the stock of the Company has not been distributed in connection with a transaction intended to qualify as a distribution described in Section 355 of the Code; and there are no tax sharing agreements in effect between the Company and any other Person; the Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii) (treating the Closing Date as the date of the disposition of the interest);

          (i) the Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method, and to the Knowledge of the Company the IRS has not proposed any such adjustment or a change in any accounting method; neither the Company nor any of its subsidiaries has taken any action inconsistent with its practices in prior years that would have the effect of deferring a liability for Taxes from a period prior to the Effective Time to a period following the Effective Time; the Company has at all times used the accrual method of accounting for income Tax purposes; and

          (j) the Company has never been engaged in business in a jurisdiction other than the United States or had a permanent establishment in a jurisdiction other than the United

States (as defined in an applicable tax treaty between the United States and such other jurisdiction).

     4.22 ACCURACY OF REPRESENTATIONS. No representation, warranty, statement, schedule or information furnished by the Company or the Shareholders to the Parent or Acquisition Sub in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

     4.23 RELATIONS WITH SUPPLIERS AND CUSTOMERS. No supplier or significant customer of the Company has canceled any contract, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to the Company within the twelve (12) months prior to the date of this Agreement. The Company's relationships with its customers and suppliers, and the relationships of each such supplier to its suppliers, are good, and to the Knowledge of the Company there is no reason to believe that any such relationship may be in jeopardy.

     4.24 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent of the Company acting on its behalf has, directly or indirectly, (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, competitor or governmental employee or official which would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) acted in any other unlawful manner with, to, or in connection with the Company's customers, suppliers, or competitors or (c) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company, nor any director, officer, manager, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

     4.25 CONDITION OF TANGIBLE ASSETS AND INVENTORIES.

          (a) All items of machinery, equipment, and other tangible assets of the Company are in good operational condition, ordinary wear and tear excepted, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

          (b) The inventory of the Company consists of items of merchantable quality and quantity usable or salable in the ordinary course of the Business, and are salable at prevailing market prices not less than the book value amounts thereof, and are not obsolete, damaged or defective. No item included in the inventory has been the subject of recall by a government agency.

     4.26 BANK ACCOUNTS. SCHEDULE 4.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the

Company maintains accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.27 PRODUCT LIABILITY.

          (a) PRODUCT DESIGN. Except as set forth on SCHEDULE 4.27, there has not been and there is no action, suit, proceeding or, to the best Knowledge of the Company, investigation or inquiry by or before any court or governmental body pending or, to the best Knowledge of the Company, threatened against or involving the Company relating to any product alleged to have been manufactured or sold by the Company and alleged to have been defective, unsafe or improperly designed or manufactured, nor is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

          (b) PRODUCT RECALLS. There has not been any product recall, or post-sale warning or similar action (collectively, "RECALLS") conducted with respect to any product manufactured, shipped, delivered or sold by the Company, or to the best Knowledge of the Company, any investigation or consideration of whether or not to undertake any Recall. The Company has not received written notice of any statement, citation or decision by any governmental regulatory or law enforcement authority stating that any product made, shipped, delivered or sold by the Company is defective or unsafe or fails to meet any standards promulgated by such authority, or has received written notice of any Recall ordered by any such authority, nor is there any valid basis for notice of any Recall.

                                    ARTICLE V

        REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION SUB

     As an inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, the Parent and Acquisition Sub hereby represent and warrant that:

     5.01 ORGANIZATION AND EXISTENCE. Each of the Parent and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of the Parent and Acquisition Sub is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where in the aggregate the failure to be so qualified is not, and is not reasonably expected to become, material.

     5.02 CORPORATE AUTHORIZATION. The execution, delivery and performance of this Agreement by each of the Parent and Acquisition Sub and the performance of its respective obligations hereunder are within the corporate powers of the Parent or Acquisition Sub, as applicable, and have been duly authorized by all necessary corporate action on the part of Parent or Acquisition Sub, as applicable. This Agreement constitutes a legal, valid and binding agreement of the Parent and Acquisition Sub, enforceable in accordance with its terms.

     5.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance of this Agreement by the Parent and Acquisition Sub require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act; (b) the filing and recordation of the Agreement of Merger pursuant to the DGCL and the Texas Code;
(c) filings required to be made after the Closing under the Securities Act of 1933, as amended, or state securities laws; and (d) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

     5.04 NON-CONTRAVENTION. The execution, delivery and performance by the Parent and Acquisition Sub of this Agreement do not and will not (a) contravene or conflict with its respective certificate of incorporation or bylaws, (b) contravene or constitute a default under any material agreement to which it is a party, or (c) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to it.

     5.05 LITIGATION. There is no Proceeding pending against, or to the best knowledge of the Parent and Acquisition Sub, threatened against or affecting, the Parent or Acquisition Sub before any court or arbitrator or any governmental body, agency or official that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     5.06 PARENT COMMON STOCK. The authorized capital stock of Parent is as described in its Certificate of Incorporation. As of September 22, 2000 there were 22,973,300 shares of Parent Common Stock outstanding, and no shares of any other class were outstanding. The outstanding Parent Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE"). The Parent Common Stock to be issued to the Shareholders as Stock Consideration has been duly authorized and validly issued, and upon issuance as contemplated by this Agreement will be fully paid, nonassessable and issued without violation of any preemptive rights.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]



                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     7.01 FURTHER ASSURANCES. From and after the date of this Agreement, the Parent, Acquisition Sub, the Company and each Shareholder shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with all Governmental Authorities), in order to consummate, implement or effectuate the transactions contemplated by this Agreement.

     7.02 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. Prior to the Closing, the parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. Either party may, however, disclose such matters to its directors, officers, executive employees and professional advisors to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. The foregoing obligations of confidentiality in this Section 7.02 do not pertain to the disclosure of information which is generally available to the public, is required to be disclosed by any court or either party discloses, upon advice of counsel, in order to comply with Applicable Law. The parties hereto recognize and agree that in the event of a breach by a party of this Section 7.02, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this Section 7.02, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under Applicable Law.

     7.03 HSR ACT COMPLIANCE. In connection with the transactions contemplated by this Agreement, Parent, Acquisition Sub and the Company shall comply and, to the extent necessary, shall cause their Affiliates to comply, with the initial notification and reporting requirements of the HSR Act by the fifth (5th) Business Day after the date hereof.

     7.04 NYSE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to the official notice of issuance, prior to the Effective Time.

     7.05 SHAREHOLDERS AGREEMENT. Each Shareholder hereby agrees to the differences among them in respect of the allocation of Merger Consideration affected in SCHEDULE 2.06 and waives any right under the Texas Code to receive Merger Consideration in identical proportions.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.01 CONDITIONS TO OBLIGATION OF THE PARENT AND ACQUISITION SUB. The obligations of the Parent and Acquisition Sub to consummate the Closing are subject to the satisfaction of each of the following conditions:

          (a) (i) the Company and each Shareholder shall have performed and satisfied in all material respects each of its obligations hereunder required to be performed and satisfied by any of them on or prior to the Closing Date, (ii) each of the representations and warranties of the Company and each Shareholder contained herein, individually, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date), (iii) all of the representations and warranties of the Company and each Shareholder contained herein, in the aggregate, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date), and (iv) the Parent shall have received certificates signed by each Shareholder and a duly authorized executive officer of the Company to the foregoing effect and to the effect that the conditions specified within this Section 8.01 have been satisfied.

          (b) All Required Governmental Approvals and Required Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

          (c) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. There shall be no Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the Merger contemplated hereby or the consummation of the Closing or the transactions contemplated hereby, or to impose conditions that would be reasonably likely to have a Material Adverse Effect.

          (d) Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or change in the Company, any Shareholder or the Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect.

          (e) Lyle Ratner shall have executed and delivered to Acquisition Sub a noncompetition agreement substantially in the form of EXHIBIT D hereto.

          (f) Lyle Ratner shall have executed and delivered to Acquisition Sub an employment agreement substantially in the form of EXHIBIT E1 hereto. Jerry Hogan shall have executed and delivered to Acquisition Sub an employment agreement substantially in the form of EXHIBIT E2 hereto.

          (g) The Shareholders and the Company shall have executed and delivered to Parent the Escrow Agreement.

          (h) Parent and Acquisition Sub shall have received an opinion of counsel from Jones & Marsh, P.C., counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G hereto.

          (i) Shareholders and their Affiliates, if requested by Parent, shall have executed and delivered to Parent terminations of any agreements between such Persons and the Company at no cost.

          (j) The Company shall have provided to Parent lessor consents and estoppels reasonably satisfactory to Parent with respect to all real property leased by the Company.

          (k) Each of Jones & Marsh, P.C. and Smith, Jackson, Cooper & Daniell, PLLC shall have delivered letters to the Company and Parent confirming payment of all monies owed to them by the Company or any of its Affiliates, releasing the Company and its Affiliates from any further liability and acknowledging that they do not have any claim against Parent, Acquisition Sub or any of their respective Affiliates in connection therewith or as a result thereof.

          (l) Each Shareholder shall have provided to Parent a release, in mutually acceptable form, acknowledging that such Shareholder does not have any claim against Parent, Acquisition Sub or the Company in connection with any moneys, liabilities or obligations then or thereafter owed to such Shareholder by the Company other than pursuant to this Agreement, any agreement attached hereto, or any other agreement entered into in connection with the transactions contemplated by this Agreement and to which the Parent has consented in writing.

          (m) Parent shall have completed a due diligence examination of the Company and the Business with results satisfactory to Parent in its sole discretion.

          (n) Parent shall have received certified copies of the Company's articles of incorporation and bylaws and resolutions of the Company's board of directors and the Shareholders, in form reasonably satisfactory to Parent, approving the execution and delivery of this Agreement and the transactions contemplated hereby and thereby.

          (o) The form and substance of all certificates, instruments, opinions and other documents delivered to Parent under this Agreement shall be satisfactory in all reasonable respects to Parent and its counsel. Without limiting the generality of the foregoing, Parent shall have received instruments or assurances reasonably satisfactory to it evidencing the cancellation or absence of a valid claim to the shares represented by any previously issued stock certificates that have not been returned to the Company and duly cancelled.

          (p) Since the date hereof, the Business shall not have sustained any material loss or damage, whether or not insured.

          (q) Each Shareholder and the Company shall have provided to Parent a duly executed certification of non-foreign status described in the Treasury Regulations promulgated under Section 1445 of the Code in form and substance reasonably satisfactory to Parent.

          (r) Parent shall have received evidence reasonably acceptable to Parent that except as to capitalized lease obligations, all Debt of the Company has been discharged by the Company and all Liens related to such Debt have been released or are being released concurrent with the Closing.

          (s) Parent shall have received evidence reasonably acceptable to Buyer that except as to capitalized lease obligations, all agreements relating to the incurrence of Debt by the Company and all related documents have been terminated without cost or Liability to the Company, Parent or Acquisition Sub.

          (t) Any agreements among or with securityholders of the Company affecting the Company shall have been terminated (except for any indemnification obligations, which shall by their terms survive).

          (u) The Parent shall have received written confirmation satisfactory to it that the Agreement and the transactions contemplated hereby have been approved by each Shareholder and such approvals are in full force and effect.

          (v) All Share Encumbrances shall have been released and Parent and Acquisition Sub shall have received evidence, reasonably satisfactory to Parent and Acquisition Sub, of such releases.

          (w) Parent and Acquisition Sub shall have received an opinion of Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to Parent and Acquisition Sub on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent, Acquisition Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Parent, Acquisition Sub and the Company.

          (x) The board of directors of the Parent and Acquisition Sub and the sole shareholder of the Acquisition Sub shall have approved the execution and delivery of this Agreement and the transactions contemplated hereby.

          (y) The actions contemplated by Section 2.09 (b) shall have occurred.

          (z) The Company shall have executed the Agreement of Merger.

          (aa) Each Shareholder shall have entered into a registration rights agreement in the form set forth in EXHIBIT I with the Parent as of the date of this Agreement providing, among other things, that from and after the date that is 180 days following the Closing Date, a majority in interest of the Shareholders may request registration of the Parent Common Stock acquired by them pursuant to this Agreement.

          (bb) The shares of Parent Common Stock issuable to Shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

     8.02 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the Closing are subject to the satisfaction of each of the following conditions unless waived by the Company and the Representative:

          (a) (i) Each of Parent and Acquisition Sub shall have performed and satisfied in all material respects each of its respective obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date; (ii) each of the representations and warranties of Parent and Acquisition Sub contained herein, individually, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date); (iii) all of the representations and warranties of Parent and Acquisition Sub contained herein, in the aggregate, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date); and (iv) the Company shall have received a certificate signed by a duly authorized executive officer of Parent and Acquisition Sub to the foregoing effect and to the effect that the conditions specified within this Section 8.02 have been satisfied.

          (b) All Required Governmental Approvals and Required Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

          (c) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. There shall be no actions or Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging in any manner or seeking to materially restrict, prohibit or condition the consummation of the Merger contemplated hereby or the consummation of the Closing.

          (d) The Company shall have received an opinion of counsel of the General Counsel to the Parent and Acquisition Sub dated the Closing Date substantially in the form attached hereto as EXHIBIT H.

          (e) Acquisition Sub shall have executed and delivered to Lyle Ratner an employment agreement substantially in the form attached as EXHIBIT E1 hereto and shall have executed and delivered to Jerry Hogan an employment agreement substantially in the form attached as EXHIBIT E2 hereto.

          (f) The Company shall have received certified copies of the charter documents and resolutions of the boards of director of each of Parent and Acquisition Sub, in form reasonably satisfactory to the Company, approving the execution and delivery of the Agreement and the transactions contemplated hereby.

          (g) The Company shall have received an opinion of tax counsel to the Company in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying within the meaning of Section 368(a) of the Code and that each of the Parent, Acquisition Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Parent, Acquisition Sub and the Company.

          (h) Parent shall have executed and delivered to the Company and the Shareholders the Escrow Agreement.

          (i) Parent shall have entered into a registration rights agreement in the form set forth in EXHIBIT I with each person or entity which is a Shareholder as of the date of this Agreement providing, among other things, that from and after the date that is 180 days following the Closing Date, a majority in interest of the Shareholders may request registration of the Parent Common Stock acquired by them pursuant to this Agreement.

          (j) Acquisition Sub shall have executed the Agreement of Merger.

          (k) The shares of Parent Common Stock issuable to Shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.01 AGREEMENT TO INDEMNIFY.

          (a) Each of Parent, Acquisition Sub and their respective Affiliates (collectively, the "BUYER INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by each Shareholder, in its respective Pro Rata Portion, in respect of any and all Damages incurred by any Buyer Indemnitee as a result of:

               (1) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made in this Agreement by the Company or any Shareholder at any time;

               (2) any Environmental Liability (regardless of whether such Environmental Liability constitutes a breach of any representation or warranty contained in this Agreement): (A) of the Company, whether presently in existence or arising hereafter which arises from acts, events, conditions or circumstances existing or occurring on or before the Closing Date; or (B) relating to the Business, the Company or the Real Property, which arises from acts, events, conditions or circumstances existing or occurring on or before the Closing Date;

               (3) all Taxes for which the Company is or could be held liable with respect to (i) any taxable period ending on or prior to the Closing Date, and (ii) any taxable period that includes and ends after the Closing Date (an "OVERLAP PERIOD") in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the close of business on the Closing Date (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction), in each case except to the extent such Taxes are included and specifically identified as a liability for such Taxes in the Final Calculation; and

               (4) any Liability of any kind, including, without limitation, excise Taxes, income Taxes, fines, interest or penalties, relating in any way to the Company's allowing its employees to pay for the employees' portion of certain welfare benefits via payroll deduction on a pre-Tax basis, at the employee's election, without having adopted a written pre-Tax payment plan under section 125 of the Code.

Parent and Acquisition Sub shall be entitled to recover such Damages pursuant to the Escrow Agreement, subject to the terms and conditions thereof, but shall have no obligations to exhaust remedies thereunder.

          (b) The Shareholders and their respective Affiliates (collectively, the "COMPANY INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by Parent and Acquisition Sub in respect of any and all Damages incurred by any Company Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Parent and Acquisition Sub in this Agreement.

          (c) Nothing set forth in this Article IX shall be deemed to prohibit or limit any Buyer Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

          (d) The maximum aggregate liability of each Shareholder to indemnify the Buyer Indemnitees under Section 9.01(a)(2) and for breaches of representations and warranties contained in this Agreement under this Article IX shall not exceed its Pro Rata Portion of Four Million Dollars ($4,000,000).

          (e) The Shareholders shall have no obligation to pay any amount of indemnity under Sections 9.01(a)(1), (2) and (3) unless and until the aggregate amount of Damages incurred in respect of all claims for which indemnity would be payable by the Shareholders under Sections 9.01(a)(1), (2) and (3) but for this
Section 9.01(e) exceeds Fifty Thousand Dollars ($50,000) (the "DEDUCTIBLE"), whereupon each Shareholder shall be liable under Sections 9.01(a)(1), (2) and
(3) (subject to the other limitations of this Article IX) for its Pro Rata Portion of all amounts of such Damages over the Deductible.

     9.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) All covenants, agreements and obligations of each Indemnifying Party contained herein which by their terms shall be performed after the Closing (including, without limitation, the covenants set forth in Sections 2.10 and 2.11 and in Articles IX and XI hereof) and all claims in respect of any breach thereof shall survive the Closing and not expire unless otherwise provided in this Agreement.

          (b) All representations and warranties contained herein shall survive the Closing and all diligence performed by Parent and shall expire on the eighteen (18) month anniversary of the Closing Date, except that each of the following representations and warranties shall survive the Closing Date and shall expire thirty (30) days after the expiration of all applicable statutes of limitations, including extensions thereof:

               (1) the representations and warranties set forth in Sections 3.01, 3.02, 4.01, 4.02, 4.03, 4.18, 4.19 and 4.21 of this
                    Agreement, and all claims of any Buyer Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation or warranty against the Shareholders as Indemnifying Parties, regardless of whether such breach, inaccuracy or misrepresentation arises out of fraud, gross negligence or willful misconduct; and

               (2)  the representations and warranties set forth in Sections
                    5.01 and 5.02 of this Agreement and all claims of any Company Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation or warranty against the Parent or Acquisition Sub as Indemnifying Party, regardless of whether such breach, inaccuracy or misrepresentation arises our of fraud, gross negligence or willful misconduct.

          (c) Notwithstanding anything herein to the contrary, all claims of any Buyer Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or the breach of any representation or warranty, covenant, agreement or obligation made by the Company or any Shareholder, on the one hand, or Parent or Acquisition Sub, on the other hand, in this Agreement arising out of fraud, gross negligence or willful misconduct, shall survive the Closing Date and expire thirty (30) days after the expiration of all applicable statutes of limitations, including extensions thereof.

          (d) Notwithstanding anything herein to the contrary, indemnification for claims for which written notice as provided in Section 9.03 has been timely given prior to the expiration of the representation, warranty, covenant, agreement or obligation upon which such claim is based as provided herein shall not expire, and claims for indemnification may be pursued, until the final resolution of such claim in accordance with Section 9.03.

     9.03 CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article IX, such Indemnitee shall give the appropriate Indemnifying Parties prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by Section 9.02, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Parties to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Parties shall have only the thirty (30) day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Parties shall have thirty (30) days following its receipt of such notice either (y) to acquiesce in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection.

     9.04 DEFENSE OF CLAIMS. In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Parties may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim or Proceeding if decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.04, the Indemnifying Parties shall be entitled to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitees prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release such Indemnitee from any liability in such matter; PROVIDED, FURTHER, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to enter into any agreement that would bind or otherwise apply to any Indemnitee or to its conduct of business; and PROVIDED, FURTHER, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.04. If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.04, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnitee has assumed control of a claim or Proceeding, the Indemnitee shall be entitled to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     9.05 APPOINTMENT OF THE REPRESENTATIVE.

          (a) In order to efficiently administer the defense and/or settlement of any claims for indemnity by a Buyer Indemnitee pursuant to Article IX hereof, Lyle Ratner is hereby appointed to serve as the representative (the "REPRESENTATIVE") of the Shareholders. The Representative shall have full power and authority to make, on behalf of the Shareholders, all decisions relating to the defense and/or settlement of any claims for which any Buyer Indemnitee may claim to be entitled to indemnity pursuant to Article IX hereof and otherwise to act on behalf of the Shareholders in all respects with respect to this Agreement, including, without limitation, the amendment or termination thereof. All decisions and actions by the Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same.

          (b) Neither Parent, Acquisition Sub nor Surviving Corporation shall have the right to object to, protest or otherwise contest any matter related to the procedures for action being taken by the Representative as between the Representative and the Shareholders. Parent, Acquisition Sub and Surviving Corporation hereby waive any claims they may have or assert, including those that may arise in the future, against the Representative, and any of its Affiliates, that relate to the Representative's role as such, including any claims for any action or inaction taken or not taken by the Representative in connection herewith.

          (c) Each Shareholder that accepts payment of Merger Consideration as contemplated herein shall be deemed, by such acceptance of payment, or by their respective execution of the Letter of Transmittal, or by the approval of this Agreement by the holders of a majority of the outstanding Common Stock of the Company, as the case may be, to have agreed that (i) the provisions of this
Section 9.05 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies any Shareholder may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this
Section 9.05 would be inadequate, (iii) any Shareholder shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if such Shareholder brings an action to enforce the provisions of this
Section 9.05, and (iv) the provisions of this Section 9.05 shall be binding upon the successors and assigns of each Shareholder.

          (d) In addition, by their approval of this Agreement, the Shareholders shall be deemed to have waived any claims they may have or assert, including those that may arise in the future, against the Representative and any of its Affiliates, for any action or inaction taken or not taken by the Representative in connection herewith.

          (e) Any notice or communication delivered by Parent, Acquisition Sub or the Surviving Corporation to the Representative shall, as between Parent, Acquisition Sub and the

Surviving Corporation, on the one hand, and the Shareholders, on the other, be deemed to have been delivered to all Shareholders. Parent, Acquisition Sub and the Surviving Corporation shall be entitled to rely exclusively upon any communications or writings given or executed by the Representative in connection with any claims for indemnity and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Representative. Parent, Acquisition Sub and the Surviving Corporation shall be entitled to disregard any notices or communications given or made by the Shareholders in connection with any claims for indemnity unless given or made through the Representative.

                                    ARTICLE X

                                   TERMINATION

     10.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of all of the parties hereto;

          (b) by either Parent and Acquisition Sub, on the one hand, or the Company and the Representative, on the other hand, at any time by written notice if there shall have been (1) any one or more material inaccuracies or material misrepresentations in or material breaches of the representations or warranties made by the other party hereto (which, with respect to the Company and the Representative, shall mean the Parent or Acquisition Sub, and with respect to the Parent and Acquisition Sub, shall mean the Company and any Shareholder) contained herein which have had or, if not cured prior to the Closing Date, could be reasonably expected to have, a Material Adverse Effect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties or (2) a failure by the other party hereto (which, with respect to the Company and the Representative, shall mean the Parent or Acquisition Sub and with respect to the Parent and Acquisition Sub, shall mean the Company and any Shareholder) to perform and satisfy in any material respect and in a timely fashion any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date, or a failure by such party to perform and satisfy any other obligations under this Agreement if the aggregate of all such other failures shall be material; PROVIDED, HOWEVER, that a termination pursuant to this Section 10.01(b) shall become effective (i) fifteen (15) days after notice with respect to a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date is given, or (ii) immediately prior to the Closing with respect to a misrepresentation or breach that is capable of being cured, but is not cured, on or immediately prior to the Closing Date;

          (c) by Parent and Acquisition Sub, on the one hand, or the Company and the Representative, on the other hand, if any Federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable; and

          (d) by Parent and Acquisition Sub, on the one hand, or by the Company and the Representative, on the other hand, if the Closing shall not have been consummated by April 15, 2001 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that neither the Parent and Acquisition Sub, on the one hand, nor the Company and any Shareholder, on the other hand, may terminate this Agreement pursuant to this
Section 10.01(d) if the Closing shall not have been consummated within such time period by reason of the failure of such party (which, with respect to the Company and the Representative, shall mean the Parent or Acquisition Sub, and with respect to the Parent and Acquisition Sub, shall mean the Company and any Shareholder), or any of their Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

     10.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 10.01 such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this
Section 10.02. If one party to this Agreement (i) willfully fails to fulfill a condition to the other's performance of its obligations hereunder, (ii) fails to perform a covenant contained herein, (iii) willfully breaches this Agreement or
(iv) materially breaches any of its representations and warranties contained herein, such party shall be fully responsible for all damages and expenses incurred by the other party to this Agreement as a result of such breach or failure. The provisions of Sections 7.02, 11.03 and 11.05 shall survive any termination of this Agreement pursuant to this Article X, and each party hereto shall be fully responsible for any breach of any such provision by such party, whether or not such breach occurs prior to the termination of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

     If to the Company prior to the Closing Date:

                           ADS Power Resource, Inc.
                           2025 Royal Lane, Suite 370
                           Dallas, Texas  75229
                           Attn:  Lyle Ratner
                           Telecopier No.: 972-484-7822
                  with a copy to:

                           Richard Jones
                           Jones & Marsh, P.C.
                           125 E. John Carpenter Freeway
                           Irving, Texas 75062
                           Telecopier No.:  972-501-0477

          If to a Shareholder:

                           Lyle Ratner
                           c/o ADS Power Resource, Inc.
                           2025 Royal Lane, Suite 370
                           Dallas, Texas  75229
                           Telecopier No.: 972-484-7822

          If to Parent, Acquisition Sub, the Surviving Corporation or the Company after the Closing Date:

                           MagneTek, Inc.
                           10900 Wilshire Boulevard, Suite 850
                           Los Angeles, California  90024-6501
                           Attn:  Tina McKnight
                           Telecopier No.:  310-208-1322

                  with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue, Suite 4800
                           Los Angeles, California  90071
                           Attn:  Jennifer Bellah Maguire, Esq.
                           Telecopier No.:  213-229-6986

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     11.02 AMENDMENTS; NO WAIVERS.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.03 EXPENSES. All costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense; PROVIDED, HOWEVER, that the fees, costs and expenses of the accountants, attorneys and other financial advisors to the Shareholders in connection with the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement shall be borne by the Company, and payment thereof shall be reflected on the Final Calculation. This Section 11.03 shall survive the termination of this Agreement.

     11.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party. Each Shareholder agrees to notify Parent if such Shareholder makes a transfer or each assignment of all or a substantial portion of such Shareholder's personal assets, whether for estate planning or other reasons.

     11.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Texas.

     11.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     11.07 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and, except for the Letters of Transmittal, supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

     11.08 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

     11.09 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

     11.10 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     11.11 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.12 THIRD PARTY BENEFICIARIES. Except as specifically provided in Article IX with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of the Company, Parent, Acquisition Sub or any Affiliate thereof (including any beneficiary or dependent thereof).

     11.13 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the day and year first above written.


                                          ADS POWER RESOURCE, INC.,
                                          A TEXAS CORPORATION

                                          By: /s/ Lyle J. Ratner
                                              ---------------------------------
                                          Name: Lyle J. Ratner
                                               --------------------------------
                                          Title: President
                                                -------------------------------


                                          MAGNETEK, INC.,
                                          A DELAWARE CORPORATION

                                          By: /s/ John P. Colling, Jr.
                                              ---------------------------------
                                          Name:    John P. Colling, Jr.
                                          Title:   Vice President and Treasurer


                                          ADS ACQUISITION COMPANY, INC.,
                                          A DELAWARE CORPORATION

                                          By: /s/ John P. Colling, Jr.
                                              ---------------------------------
                                          Name:    John P. Colling, Jr.
                                          Title:   Vice President and Chief
                                                   Financial Officer


                                          SHAREHOLDERS:


                                          /s/ Lyle Ratner
                                          -------------------------------------
                                          Lyle Ratner


                                          /s/ Barbara Rowell Slupski
                                          -------------------------------------
                                          Barbara Rowell Slupski


                                          /s/ Gary McClure
                                          -------------------------------------
                                          Gary McClure

                                          /s/ David Pace
                                          -------------------------------------
                                          David Pace


                                          /s/ Ed Rempe
                                          -------------------------------------
                                          Ed Rempe


                                          /s/ Phillip L. Hoover
                                          -------------------------------------
                                          Phillip L. Hoover


                                          /s/ Alra Reeves
                                          -------------------------------------
                                          Alra Reeves


                                          /s/ Jim Collard
                                          -------------------------------------
                                          Jim Collard


                                          /s/ Alan Walne
                                          -------------------------------------
                                          Alan Walne


                                          /s/ Steven J. Marzec
                                          -------------------------------------
                                          Steven J. Marzec


                                          /s/ Mike Hooten
                                          -------------------------------------
                                          Mike Hooten


                                          /s/ Richard Jones
                                          -------------------------------------
                                          Richard Jones


                                          M&M PARTNERS JOINT VENTURE,
                                          a Texas general partnership



                                          By: /s/ Richard Jones
                                             ----------------------------------
                                                 Richard Jones

     I hereby affirm that I (i) am the spouse of Lyle Ratner, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Beverly Ratner
                                          -------------------------------------
                                          Name: Beverly Ratner
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Barbara Rowell Slupski, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Andrew Slupski
                                          -------------------------------------
                                          Name: Andrew Slupski
                                               --------------------------------

           I hereby affirm that I (i) am the spouse of Gary McClure, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Deborah McClure
                                          -------------------------------------
                                          Name: Deborah McClure
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Ed Rempe, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Nancy Rempe
                                          -------------------------------------
                                          Name: Nancy Rempe
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Phillip L. Hoover, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Betty J. Hoover
                                          -------------------------------------
                                          Name: Betty J. Hoover
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Alra Reeves, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Kathryn C. Reeves
                                          -------------------------------------
                                          Name: Kathryn C. Reeves
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Jim Collard, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Sharon K. Collard
                                          -------------------------------------
                                          Name: Sharon K. Collard
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Alan Walne, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Joan Walne
                                          -------------------------------------
                                          Name: Joan Walne
                                               --------------------------------

     I hereby affirm that I (i) am the spouse of Mike Hooten, (ii) have read the foregoing agreement, and (iii) consent to the terms of and agree to be bound by foregoing agreement to the extent it relates to any community property interests I may have in the transactions contemplated by the agreement.


                                          /s/ Patricia A. Gillespie-Hooten
                                          -------------------------------------
                                          Name: Patricia A. Gillespie-Hooten
                                               --------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     The following terms, as used in the Agreement or in any Exhibit or Schedule thereto, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

     "AGREEMENT OF MERGER" means the certificate of merger and the articles of merger to be filed with the Secretaries of State of the States of Delaware and Texas, respectively, in such forms as are required by, and executed in accordance with, the relevant provisions of the DGCL and the Texas Code.

     "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

     "BENEFIT ARRANGEMENT" means any material benefit arrangement covering any current or former shareholder, officer, director, employee, Affiliate, consultant or agent of the Company or any ERISA Affiliate of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits,
(c) each incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company.

     "BENEFIT PLAN" means an Employee Benefit Plan or Benefit Arrangement.

     "BUSINESS" means the business as currently conducted by the Company, including without limitation, the business of buying, selling, engineering, manufacturing and contracting for the installation of communications and associated equipment and providing related services.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

     "CLOSING EQUITY" means, as of the Closing Date, the amount by which (a) the assets of the Company (net of appropriate reserves) on such date are greater than (b) the liabilities of the Company on such date, in each such case as determined in accordance with GAAP applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b) hereto). If, as of any date, the amount referred to in clause (b) of the immediately preceding sentence is greater than the amount referred to in clause (a) of such sentence, the amount of Closing Equity as of such date shall be a negative number.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the Company's common stock, no par value.

     "CONTRACTS" means all contracts, agreements (including but not limited to agreements with Governmental Authorities), options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

     "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and
(ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

     "DEBT" means any indebtedness of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a Liability upon a balance sheet of the Company prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of the Company (whether or not such indebtedness is assumed by the Company) and, to the extent not otherwise included, any guaranty by the Company of any indebtedness of any other Person.

     "DGCL" means the Delaware General Corporation Law as in effect at the Closing Date.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate thereof covering employees or former employees of the Company.

     "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

     "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

     "ENVIRONMENTAL LAWS" means all Applicable Laws relating to Hazardous Substances, toxic torts, occupational health and safety, or the Environment, including without limitation, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act ("TOSCA"), and any requirements promulgated pursuant to these Applicable Laws or any analogous state or local Applicable Laws.

     "ENVIRONMENTAL LIABILITIES" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" of any Person means any other Person that, together with such Person, was or is required to be treated as a single employer under Section 414 of the Code.

     "ESCROW AGENT" means Chase Manhattan Trust Company National Association, or any successor thereto.

     "ESCROW AGREEMENT" means that certain escrow agreement dated as of the Closing Date, by and among the Company, the Parent, the Shareholders and the Escrow Agent, substantially in the form of EXHIBIT F hereto.

     "ESCROWED CASH" means Eight Hundred Thousand Dollars ($800,000), to be held pursuant to the Escrow Agreement.

     "ESCROWED SHARES" means a certificate or certificates representing 66,666 shares of Parent Common Stock to be held pursuant to the Escrow Agreement.

     "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof and applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "HAZARDOUS SUBSTANCE" means any substance or material: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "pollutant or contaminant," "solid waste," "hazardous waste" or "hazardous substance" under any Applicable Law; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company; or
(iv) the presence of which causes a nuisance, trespass or other tortious condition; or (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyl's (PCBs) or asbestos.

     "HSR ACT" means the Hart-Scott-Rodeo Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFYING PARTY" means: (1) with respect to any Buyer Indemnitee asserting a claim under Section 9.01, the Shareholders; and (2) with respect to any Company Indemnitee asserting a claim under Section 9.01, the Parent.

     "INDEMNITEE" means: (1) each of the Parent and its Affiliates with respect to any claim for which the Shareholders are Indemnifying Parties under Section 9.01; and (2) each of the Shareholders and its Affiliates with respect to claims for which the Parent is an Indemnifying Party under Section 9.01.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means, with respect to the Company, the actual knowledge or awareness of any of (i) Richard Jones or (ii) any of the Shareholders who was employed by the Company as of January 1, 2001.

     "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unsacred, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

     "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

     "MATERIAL ADVERSE EFFECT" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Company, the Business or any Shareholder that results in a material adverse effect on, or a material adverse change in, the Company, the Business or the ability of the Company or a Shareholder to consummate the transactions contemplated hereby.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

     "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or
Section 413(c) of the Code.

     "OUTSTANDING SHARES" means the number of shares of the Common Stock outstanding immediately prior to the Effective Time, it being agreed that at least three (3) Business Days prior to the Closing Date the Company will provide to Parent the number, and a list of the owners of, the Outstanding Shares. The aggregate of the Outstanding Shares shall equal the sum of the amounts specified in clause (A) of the definition of Pro Rata Portion for all Shareholders.

     "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the 2000 Balance Sheet; and (v) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; PROVIDED THAT, with respect to each of clauses (i) through (v), to the extent that any such Lien arose prior to the date of the 2000 Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all Liabilities served thereby have been fully accrued as Debt on the 2000 Balance Sheet.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

     "PLAN AFFILIATE" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by any such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

     "PROHIBITED TRANSACTION" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

     "PRO RATA PORTION" means, with respect to any Shareholder, the quotient of
(A) all shares of Common Stock owned by such Shareholder as of the Closing and divided by (B) the Outstanding Shares.

     "REFERENCE RATE" means seven percent (7%) per annum. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by Applicable Law with respect to such payments under this Agreement.

     "REQUIRED CONTRACTUAL CONSENT" means, with respect to any Scheduled Contract, any consent of any party thereto (other than the Company) that is required by the terms thereof or Applicable Law by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid any default thereunder, breach of the terms thereof or material alteration of the terms thereof.

     "SHAREHOLDER" means any holder of a certificate representing shares of Common Stock.

     "SUBSIDIARIES" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

     "TAX" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valor tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the Treasury Regulations or comparable or similar provisions of state or local law, or whether by reason of any tax sharing, tax reimbursement or tax indemnification agreement, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

     "TAX RETURN" means all returns, reports, forms or other information filed or required to be filed with any taxing authority.

     "TEXAS CODE" means the Texas Business Corporation Act.